EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Ecofin Sustainable and Social Impact Term Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Ecofin Sustainable and Social Impact Term Fund for the period ended May 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Ecofin Sustainable and Social Impact Term Fund for the stated period.

/s/ P. Bradley Adams
P. Bradley Adams Chief Executive Officer Ecofin Sustainable and Social Impact Term Fund

Dated: August 7, 2023

/s/ Courtney Gengler
Courtney Gengler Principal Financial Officer and Treasurer Ecofin Sustainable and Social Impact Term Fund

Dated: August 7, 2023

This certification is being furnished pursuant to Item 13(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Ecofin Sustainable and Social Impact Term Fund for purposes of Section 18 of the Securities Exchange Act of 1934.